                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                FOUR TIMES SQUARE
                             NEW YORK, NY 10036-6522

                                 (212) 735-3000

                                December 22, 2004

BlackRock Global Energy and Resources Trust
100 Bellevue Parkway
Wilmington, Delaware 19809

                      Re:  BlackRock Global Energy and Resources Trust
                           Registration Statement on Form N-2

Ladies and Gentlemen:

         We have acted as special counsel to BlackRock Global Energy and
Resources Trust, a statutory trust created under the Delaware Statutory Trust
Act (the "Trust"), in connection with the issuance and sale by the Trust of up to 30,000,000 shares (including shares subject to an over-allotment option) of the Trust's common shares of beneficial interest, par value $0.001 per share
(the "Common Shares").

         This opinion is being furnished in accordance with the requirements of
Item 24 of the Form N-2 Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended
(the "1940 Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Notification of Registration of the Trust as an investment company under the 1940 Act on Form
N- 8A, as filed with the Securities and Exchange Commission (the "Commission")
on October 21, 2004, (ii) the Registration Statement of the Trust on Form N-2
(File Nos. 333-119876 and 811-21656), as filed with the Commission on October
21, 2004, and

BlackRock Global Energy and Resources Trust
December 22, 2004

as amended by Pre-Effective Amendment No. 1 on November 23, 2004, Pre-Effec tive
Amendment No. 2 on November 24, 2004, and as proposed to be amended by
Pre-Effective Amendment No. 3 on the date hereof, under the 1933 Act (such
Registration Statement, as so amended, being hereinafter referred to as the
"Registra tion Statement"); (iii) the form of the Underwriting Agreement (the
"Underwriting Agreement") proposed to be entered into between the Trust, as issuer, BlackRock Advisors, Inc., as investment adviser to the Trust, and
Citigroup Global Markets Inc., as representative of the several underwriters named therein (the "Underwriters"), filed as an exhibit to the Registration
Statement; (iv) a specimen certificate represent ing the Common Shares; (v) the
Certificate of Trust, as filed with the Secretary of State of the State of
Delaware on October 20, 2004, and the Amended and Restated Agreement and
Declaration of Trust of the Trust dated November 8, 2004, and as currently in effect (the "Declaration"); (vii) the By-Laws of the Trust, as currently in effect; and (viii) certain resolutions adopted by the Board of Trustees of the
Trust relating to the creation, issuance and sale of the Common Shares and related matters. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates of public officials, certificates of officers or other representatives of the Trust and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submit ted to us as originals, the conformity to original documents of all documents submit ted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents, we have assumed that the parties thereto, other than the Trust, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.
We have also assumed that the Underwriting Agreement will be executed and delivered in substantially the form reviewed by us and that the share certificates representing the Common Shares will conform to the specimen examined by us and will have been signed manually or by facsimile by an authorized officer of the transfer agent and registrar for the Common Shares and registered by such

BlackRock Global Energy and Resources Trust
December 22, 2004

transfer agent and registrar. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the
Trust and others.

         In rendering the opinion set forth below, we have assumed that any
Common Shares issued to a Principal Shareholder (as that term is defined in
Section 11.7 of the Declaration) will be issued in compliance with Section 11.7 of the Declaration.

         Members of our firm are admitted to the bar in the State of Delaware and we do not express any opinion as to any laws other than the Delaware
Statutory Trust Act.

         Based upon and subject to the foregoing, we are of the opinion that the issuance and sale of the Common Shares have been duly authorized, and, when the
Registration Statement becomes effective and the Common Shares have been delivered to and paid for by the Underwriters as contemplated by the
Underwriting Agreement, the Common Shares will be validly issued, fully paid and nonassessable (except as provided in the last sentence of Section 3.8 of the
Declaration).

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Opinions" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regula tions of the Commission.

                               Very truly yours,
                               /s/ Skadden, Arps, Slate, Meagher & Flom LLP